UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2024

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 4, 2024, Healthcare Triangle, Inc. (“HCTI” or the “Company”) received a notice of default from Seacoast Business Funding, a division of Seacoast National Bank (“Seacoast”) with respect to the Purchasing Agreement by and between the Company and Seacoast dated May 2, 2022 (“Purchasing Agreement”). As a result of the Event of Default, Seacoast is legally entitled to, among other things, (i) declare all of the obligations under the Purchasing Agreement to be immediately due, payable and performable, and to enforce collection of the obligations by repossessing and disposing of any interest in the collateral, and to proceed against the Company for any deficiency, and (ii) pursue and enforce any and all of its remedies against the Company as are otherwise more specifically set forth in the Purchasing Agreement or as is otherwise permitted under applicable law.

As of the date of this Current Report on Form 8-K, no action has been taken by Seacoast to accelerate the Company’s obligations, to foreclose on the loan collateral or to enforce its rights under the terms of the Purchasing Agreement. The Company is attempting to resolve this matter with Seacoast, and may defend any enforcement action taken by Seacoast. However, the Company cannot guarantee a resolution on a timely basis, on favorable terms, or at all. If the Company is unable to resolve the alleged defaults under the Purchasing Agreement, it would have a material adverse effect on the Company’s liquidity, financial condition and results of operations, and could cause the Company to become bankrupt or insolvent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Interim Chief Executive Officer

On September 4, 2024, Anand Kumar, the Interim Chief Executive Officer (“CEO”) of the Company, resigned from his role as CEO, effective immediately to pursue other professional opportunities. Mr. Kumar’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Date: September 10, 2024	By:	/s/ Thyagarajan Ramachandran
	Name:	Thyagarajan Ramachandran
	Title:	Chief Financial Officer

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